EXHIBIT 10.1
AMENDMENT NO. 1 TO
AMENDED AND RESTATED
MANAGEMENT, SERVICE & MARKETING SUPPORT AGREEMENT
BY AND BETWEEN
COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

AND
RIVERSOURCE LIFE INSURANCE COMPANY

This Amendment (the “Amendment”) to the Amended and Restated Management, Service & Marketing Support Agreement (the “Agreement”) is made and entered into as of October 1, 2014, by and between Columbia Management Investment Advisers, LLC (“CMIA”), a Minnesota limited liability company, Columbia Management Investment Services Corp. (“CMISC”), a Minnesota corporation, and RiverSource Life Insurance Company (“RSLIC”), a Minnesota corporation (each a “Party” and collectively, the “Parties”).
WHEREAS, on January 1, 2011, CMIA, CMISC and RSLIC entered into the Amended and Restated Management, Service & Marketing Support Agreement; and
WHEREAS, CMIA is the investment adviser to the open-end management investment companies identified on the attached Schedule B (each a “Registrant”), each of whose underlying funds are available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts offered by RSLIC and other insurance companies that have entered into participation agreements with the Registrants; and
WHEREAS, RSLIC issues variable life insurance policies and variable annuity contracts (the “Contracts”); and
WHEREAS, the Parties now desire to amend the Agreement to reflect their intent with respect to payment of fees upon termination of the Agreement and to update recitals to the Agreement, and Registrant and Underlying Fund information.
NOW, THEREFORE, in consideration of their mutual promises, the Parties hereby agree as follows:

1.	Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2.	The fourth recital of the Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, the Registrants, on behalf of all funds underlying the Registrants (collectively, the “Underlying Funds”) except Columbia Funds Variable Series Trust II, on behalf of Columbia Variable Portfolio – Core Equity Fund (”VP Core Equity Fund”), have contracted with (1) CMIA to provide shareholder services to the underlying funds and (2) CMISC to provide transfer agency services to contract owners and policy holders of the variable contracts with subaccounts investing in the underlying funds; and”

3.	The fifth recital of the Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, Columbia Funds Variable Series Trust II, on behalf of VP Core Equity Fund, has contracted with CMIA to provide transfer agency and shareholder services to Contract owners with subaccounts investing in VP Core Equity Fund; and”

4.	The sixth recital of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, RSLIC has entered into fund participation agreements with the Registrants, CMIA, and Columbia Management Investment Distributors, Inc. (“CMID”) pursuant to which the Registrants have agreed to make shares of certain of their portfolios available for purchase by one or more of RSLIC’s separate accounts or divisions thereof (each an “Account”), in connection with the allocation by Contract owners of purchase payments to corresponding investment options offered under the Contracts; and”

5.	The seventh recital of the Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, CMISC desires that RSLIC provide certain services in connection with the servicing of Contract owners who own Funds through the Contracts offered by RSLIC; and”

6.	The eighth recital of the Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, CMIA desires that RSLIC provide certain services in connection with the servicing of Contract owners who own Funds, other than VP Core Equity Fund, and further desires to pay from its own resources financial support to RSLIC to help promote and the support the offer, sale, and servicing of shares of Funds (other than VP Core Equity Fund) offered through some or all of RSLIC’s Contracts and, with respect to VP Core Equity Fund, CMIA desires that RSLIC provide certain services in connection with the servicing of Contract owners who own VP Core Equity Fund through the Contracts offered by RSLIC.”

7.	The following new Section 4.03 shall be added to the Termination and Amendment provision of the Agreement:
“4.03 The payment for services provided pursuant to the Agreement will continue to be paid to RSLIC after termination of the applicable participation agreement or this Agreement as long as RSLIC’s Account assets remain invested in shares of the portfolios of the applicable Registrant and RSLIC continues to provide the services.”

8.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with new Schedule A, attached hereto.

9.	New Schedule B, attached hereto, shall be added to the Agreement.

10.	Except as otherwise amended herein, the Agreement shall remain in full force and effect in accordance with its terms.

(Signatures on following page.)
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized officer effective as of the date first written above.

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy L. Unckless

Name:	Amy L. Unckless

Title:	Managing Director

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Robin G. Smith

Name:	Robin G. Smith

Title:	Vice President
RIVERSOURCE LIFE INSURANCE COMPANY

By:	/s/ Lynn Murphy Abbott

Name:	Lynn Murphy Abbott

Title:	Vice President – National Sales Manager and Fund Management

Schedule A

I.
For each Fund except VP Core Equity Fund and the VP Funds of Funds (VP Funds of Funds include: Variable Portfolio – Aggressive Portfolio, Variable Portfolio – Conservative Portfolio, Variable Portfolio – Moderate Portfolio, Variable Portfolio – Moderately Aggressive Portfolio and Variable Portfolio – Moderately Conservative Portfolio), the fee for services provided with respect to transfer agency and shareholder servicing shall be equal to 0.06% (6 basis points). The fee paid for transfer agency and shareholder servicing does not include any fees paid for distribution services.

To the extent RSLIC incurs any out-of-pocket expenses related to the Funds, as set forth below, RSLIC shall be reimbursed by CMISC monthly for the following out-of-pocket expenses (for each Fund except VP Core Equity Fund and the VP Funds of Funds):

•    typesetting, printing, paper, envelopes, imaging, mailroom services, postage and return postage for proxy soliciting material, and proxy tabulation costs

•    printing, paper, envelopes, imaging, mailroom services and postage for records of account, purchase confirmations, exchange confirmations and exchange prospectuses, redemption confirmations, redemption checks, and any other communication required to be sent to shareholders, contract owners and policy holders

•    typesetting, printing, paper, envelopes, imaging, mailroom services and postage for prospectuses, annual and semiannual reports, statements of additional information, supplements for prospectuses and statements of additional information and other required mailings to shareholders, contract owners and policy holders

•    other expenses incurred at the request or with the consent of the Fund

II.
A. For all services provided to each Fund other than VP Funds of Funds by RSLIC for marketing and servicing support and, with respect to VP Core Equity Fund, transfer agency and shareholder servicing hereunder, CMIA will pay a fee to RSLIC. The fee will be calculated as follows:

1.	The rate, to be used prospectively, will be calculated as soon as possible after year end. The rate will be calculated as follows, using actual data from the previous year:

a.	Calculate the average daily net asset balance of the funds described in II(A) above;

b.	Determine the total compensation paid to the investment manager by these funds;

c.
Divide the total of the fees determined under II(A)(1)(b) of this Schedule A by the average daily fund balances determined under II(A)(1)(a) of this Schedule A to arrive at the effective investment manager fee in basis points;

d.	Determine the total investment management costs, excluding subadvisory expenses, incurred by CMIA for these funds;

e.
Take the result under II(A)(1)(d) of this Schedule A times a reasonable profit margin as determined by a review of asset management peer companies’ profit margins, economic conditions and consideration of internal hurdle rates;

f.	Determine the total subadvisory expenses paid to third parties by CMIA for these funds;

g.	Take the result under II(A)(1)(f) of this Schedule A times a reasonable profit margin as determined by a review of internal profit margins on subadvised funds;
h.    Add the results determined under II(A)(1)(e) and II(A)(1)(g);

i.
Divide the result determined under II(A)(1)(h) of this Schedule A by the average daily fund balances determined under II(A)(1)(a) of this Schedule A to derive the total basis points of investment management expense;

j.
Subtract the total basis points investment management expense determined under II(A)(1)(i) of this Schedule A from the effective investment manager fee in total basis points determined under II(A)(1)(c) of this Schedule A.

If the rate as calculated above is negative, the parties agree that it will be applied as if it were zero.

2.	The fee transferred from CMIA to RSLIC each month will be calculated as follows:

a.	At the end of each month, use the average daily net asset balance of the funds described in II(A) above during the month just ended;

b.	Take the rate calculated in II(A)(1) of this Schedule A times the average daily net assets;

c.	Divide the result by 12 to get the monthly fee to transfer from CMIA to RSLIC.

3.
In the event that (i) an acquisition, disposition, merger, consolidation, asset purchase, asset sale or other transaction affecting the average daily net asset balance of the Funds (a “Transaction”) occurs during a calendar year (a “Current Year”) after the prospective rate for that year has been calculated in accordance with Section II(A)(1) of this Schedule A, then (ii) the prospective rate may be recalculated in accordance with Section II(A)(1), except that the recalculation will be based on actual Current Year data. A final adjustment will be recorded in the fourth quarter of each calendar year based on the difference between the estimated monthly fees paid by CMIA and the amount of fees actually owed to RSLIC based on application of the recalculated rate to actual year-to-date data.

B. [Intentionally omitted.]

Schedule B

Registrants

Columbia Funds Variable Insurance Trust
Columbia Funds Variable Insurance Trust I
Columbia Funds Variable Series Trust II

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